UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2004

Blackboard Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1899 L Street NW, 5th Floor, Washington, District of Columbia		20036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-463-4860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

In connection with his departure from Blackboard Inc. (the "Company"), on December 7, 2004, the Company’s Chief Corporate Officer and President for International, Andrew Rosen, and the Company entered into a release agreement (the "Release") whereby Mr. Rosen agreed to release all claims against the Company and the Company agreed to pay Mr. Rosen the severance benefits described in his Employment Agreement dated September 15, 2003 (the "Employment Agreement"). These benefits include a payment of one full year of annual base salary, payment of health benefits premiums for one full year; and the payment of a bonus under the Company’s bonus plan related to the Company’s performance for the fiscal year ending December 31, 2004. The Employment Agreement was previously filed with the Securities and Exchange Commission as exhibit 10.7 to the Company’s Form S-1 (No. 333-113332) and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with Mr. Rosen’s departure from the Company, the Employment Agreement was terminated pursuant to the terms of the Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackboard Inc.

December 8, 2004	By:	/S/ Matthew Small

Name: Matthew Small
Title: General Counsel